                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Intermediate Term Series--258, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 33-60601 of our opinion dated September 6, 1996 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
October 9, 1996